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                                                                    Exhibit 3.18


                                                                          Page 1


                               State of Delaware

                        Office of the Secretary of State

                             ---------------------



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 2001, AT 9 O'CLOCK A.M.

                                    /s/ Harriet Smith Windsor
                                    --------------------------------------------
                                    Harriet Smith Windsor, Secretary of State

3401487    8100                     AUTHENTICATION: 1179475

010276639                           DATE: 06-08-01
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                            CERTIFICATE OF FORMATION

                                       OF

                   VALOR TELECOMMUNICATIONS SOUTHWEST II, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Limited Liability Company Act of the State of Delaware, hereby certifies that:

      FIRST: The name of the limited liability company is Valor
Telecommunications Southwest II, LLC.

      SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, Delaware 19808.

      The name of its Registered agent at such address is Corporation Service Company.

      THIRD: The limited liability company will have perpetual existence.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Valor Telecommunications Southwest II, LLC this 14th day of May, 2001.



                                              By:   /s/ Anne K. Bingaman
                                                    ----------------------------
                                                    Authorized Person
                                              Name: Anne K. Bingaman